UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 4, 2014

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SENSATA TECHNOLOGIES HOLDING N.V.
(Exact name of Registrant as specified in its charter)

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The Netherlands	001-34652	98-0641254
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Kolthofsingel 8, 7602 EM Almelo
The Netherlands
(Address of Principal executive offices, including Zip Code)
31-546-879-555
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement
On November 4, 2014, Sensata Technologies B.V., an indirect, wholly-owned subsidiary of Sensata Technologies Holding N.V. (the "Company"), Sensata Technologies Finance Company, LLC, and Sensata Technologies Intermediate Holding B.V. entered into an amendment (the "Fourth Amendment") of their Credit Agreement, dated as of May 12, 2011 (as amended, the "Credit Agreement"). The Credit Agreement provides the Company with term loan facilities and a revolving credit facility.
Pursuant to the Fourth Amendment, the calculation used to determine the commitment fee on the revolving credit facility has been revised to be equal to the Applicable Rate (as defined in the Credit Agreement) times the unused portion of the revolving credit facility. Prior to the Fourth Amendment, the commitment fee was equal to the Applicable Rate times the total amount available to be borrowed under the revolving credit facility, regardless of the portion used.
A copy of the Fourth Amendment is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein. The descriptions of the material terms of the Fourth Amendment are qualified in their entirety by reference to such exhibit.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

10.1
Amendment No. 4 to Credit Agreement, dated as of November 4, 2014, to the Credit Agreement, dated as of May 12, 2011, by and among Sensata Technologies B.V., Sensata Technologies Finance Company, LLC, Sensata Technologies Intermediate Holding B.V., the subsidiary guarantors party thereto, Morgan Stanley Senior Funding, Inc. and the other lenders party thereto.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENSATA TECHNOLOGIES HOLDING N.V.

/s/ Paul Vasington
Date: November 10, 2014	Name: Paul Vasington
Title: Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1
Amendment No. 4 to Credit Agreement, dated as of November 4, 2014, to the Credit Agreement, dated as of May 12, 2011, by and among Sensata Technologies B.V., Sensata Technologies Finance Company, LLC, Sensata Technologies Intermediate Holding B.V., the subsidiary guarantors party thereto, Morgan Stanley Senior Funding, Inc. and the other lenders party thereto.

4